UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1777 Sentry Parkway West,

Building 14, Suite 200,

Blue Bell, Pennsylvania 19422

(Address of principal executive offices, including Zip Code)

(215) 709-3040

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACHN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

On January 28, 2020, Beagle Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Alexion Pharmaceuticals, Inc., a Delaware corporation (“Parent”), completed its merger (the “Merger”) with and into Achillion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated October 15, 2019 (the “Merger Agreement”), among Parent, Merger Sub and the Company. The Company was the surviving corporation in the Merger and, as a result, is now a wholly-owned subsidiary of Parent.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 2.01 by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market (“NASDAQ”) of its intent to remove its common stock from listing on NASDAQ and requested NASDAQ file a Notification of Removal from Listing and/or Registration on Form 25 with the Securities and Exchange Commission (the “SEC”) to delist and deregister its shares of common stock (the “Shares”). The Company intends to file with the SEC a Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. Trading of the Shares on NASDAQ was suspended as of the closing of trading on January 27, 2020.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introduction and in Item 5.03 to this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Effective as of the effective time of the Merger (the “Effective Time”), each share of Company common stock (a “Share”) issued and outstanding immediately prior to the Effective Time (other than certain excluded shares as described in the Merger Agreement) was automatically converted into the right to receive (1) $6.30 in cash, without interest (the “Cash Merger Consideration”), and (2) one contractual contingent value right (a “CVR”) pursuant to the Contingent Value Rights Agreement, dated January 28, 2020 (the “CVR Agreement”), between Parent and Computershare Inc.

The CVRs are not transferable except under certain limited circumstances, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, Merger Sub, the Company or any of their affiliates.

Each CVR represents the right to receive (1) $1.00 upon the earlier of (i) first dosing of the first patient with ACH-5228 in the first Phase III clinical trial, (ii) the Conversion Date (defined in the CVR Agreement as the date when the first action specified in the protocol for the corresponding Adaptive Trial (as defined in the CVR Agreement) is taken following the decision to modify such Adaptive Trial to proceed as a Phase III clinical trial) for the first Converted Trial (as defined in the CVR Agreement) of any pharmaceutical product containing ACH-5228, and (iii) the first submission of a new drug application to market and sell any pharmaceutical product containing ACH-5228 in the United States (the “Clinical Trial Milestone”), in each case, prior to the fourth anniversary of the consummation of the Merger (the “Clinical Trial Milestone Period”), and (2) $1.00 upon Parent’s first receipt of approval by the FDA of a new drug application which approval grants Parent the right to market and sell ACH-4471 in the United States (the “Regulatory Approval Milestone”) prior to the date that is fifty-four months after the date of the consummation of the Merger (the “Regulatory Approval Milestone Period”). Such payments will be made on or prior to the date that is fifteen (15) business days following the achievement of the Clinical Trial Milestone or the Regulatory Approval Milestone, as applicable (the “Milestone Payment Date”).

There can be no assurance that the Clinical Trial Milestone will be achieved during the Clinical Trial Milestone Period or that the Regulatory Approval Milestone will be achieved during the Regulatory Approval Milestone Period, and that the resulting payments will be required of Parent.

In addition, at the Effective Time, each (i) compensatory option to purchase Shares (a “Company Stock Option”) that was then outstanding, unexercised and vested (or which, pursuant to its terms or the terms of a contract in effect on October 15, 2019, became vested upon the consummation of the Merger), (ii) unvested Company Stock Option that was held by a Specified Holder (as defined in the Merger Agreement) (each Company Stock Option that was held by a Specified Holder, a “Specified Holder Option”) who has, at or prior to the Effective Time, delivered to the Company and not revoked a Non-Competition Agreement (as that term is defined in the Merger Agreement), (iii) unvested Company Stock Option, that was not a Specified Holder Option that was held by an officer or employee of the Company other than a Specified Holder who has, at or prior to the Effective Time, delivered to the Company and not revoked a General Release (as that term is defined in the Merger Agreement), and (iv) Company Stock Option that was then outstanding and unexercised, whether or not vested, that was held by an individual who was not an officer or employee of the Company, which, in each case, had a per share exercise price that was less than the Cash Merger Consideration (each, an “In the Money Option”), was cancelled and converted into the right to receive both (i) a cash payment equal to (A) the excess, if any, of (x) the Cash Merger Consideration over (y) the exercise price payable per Share under such Company Stock Option, multiplied by (B) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting) and (ii) one CVR for each Share subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting).

At the Effective Time, each (i) Company Stock Option other than an In the Money Option that was then outstanding, unexercised and vested (or which, pursuant to its terms or the terms of a contract in effect on October 15, 2019, became vested upon the consummation of the Merger), (ii) unvested Company Stock Option that was not an In the Money Option that was held by a Specified Holder who has, at or prior to the Effective Time, delivered to the Company and not revoked a Non-Competition Agreement, (iii) unvested Company Stock Option that was not an In the Money Option held by an officer or employee of the Company other than a Specified Holder who has, at or prior to the Effective Time, delivered to the Company and not revoked a General Release, (iv) Company Stock Option other than an In the Money Option that was then outstanding and unexercised, whether or not vested, that was held by an individual who was not an officer or employee of the Company (each, an “Out of the Money Option”), was cancelled and, except as described below, converted into the right to receive a cash payment, if any, from Parent with respect to each Share subject to the Out of the Money Option upon each Milestone Payment Date (as defined in the CVR Agreement) (each, a “Valuation Point”) which occurs after the Effective Time, equal to (i) the amount by which, as of the Valuation Point, the sum of (x) the Cash Merger Consideration, (y) the amount per Share in cash previously paid in respect of any earlier Valuation Points (if any) and (z) the amount per Share in cash to be paid at such Valuation Point under the CVR Agreement exceeds the exercise price payable per Share under such Out of the Money Option, less (ii) the amount of all payments previously received with respect to such Out of the Money Option. Any Out of the Money Options with an exercise price payable per Share equal to or greater than $8.30 and any other Company Stock Options that were not vested as of the effective time and which did not vest pursuant to their respective terms or the terms of a contract in effect on October 15, 2019 that were held by (1) a Specified Holder who has not, at or prior to the Effective Time, delivered to the Company and not revoked a Non-Competition Agreement or (2) an officer or employee of the Company who was not a Specified Holder who has not, at or prior to the Effective Time, delivered to the Company and not revoked a General Release were cancelled at the Effective Time without any consideration payable therefor.

The foregoing description of the Merger Agreement and related transactions (including, without limitation, the Merger) does not purport to be complete and is subject, and qualified in its entirety by reference, to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2019 and incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01, 3.03 and 5.02 to this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

In connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the directors of the Company ceased to be directors of the Company as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Merger Sub became directors of the Company. Immediately following the Effective Time, the Company’s board of directors consisted of Aradhana Sarin, Michael Elloian, and Douglas Barry.

Also in connection with the consummation of the Merger and as contemplated by the Merger Agreement (and not because of any disagreement with the Company), all of the officers of the Company ceased to be officers of the Company as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the officers of Merger Sub became officers of the Company. Immediately following the Effective Time, the Company’s officers consisted of Aradhana Sarin (as President), Michael Elloian (as Treasurer), and Douglas Barry (as Secretary).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated to be in the form of the certificate of incorporation set forth on Exhibit A to the Merger Agreement (the “Amended and Restated Certificate of Incorporation”) in accordance with the terms of the Merger Agreement. In addition, at the Effective Time, the Company’s bylaws, as in effect immediately prior to the Effective Time, were amended and restated to be identical to the bylaws of Merger Sub, other than the name of Merger Sub, which was replaced by the name of the Company (the “Amended and Restated Bylaws”). Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Achillion Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Achillion Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Achillion Pharmaceuticals, Inc.

By:	/s/ Douglas Barry

Name:	Douglas Barry
Title:	Secretary

Dated: January 28, 2020